UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                               FORM 8-K
                            CURRENT REPORT




PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported) December 3, 2003




                         Seaboard Corporation
        (Exact name of registrant as specified in its charter)


        Delaware                    1-3390                04-2260388
(State or other jurisdiction of    (Commission        (I.R.S. Employer
 incorporation or organization)    File Number)      Identification No.)


9000 W. 67th Street, Shawnee Mission, Kansas                66202
(Address of principal executive offices)                 (Zip Code)



(Registrant's telephone number, including area code)    (913) 676-8800



                            Not Applicable
    (Former name or former address, if changed since last report.)

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Item 2. Acquisition or Disposition of Assets

On December 3, 2003, Seaboard Corporation (Seaboard) announced that it has completed the sale of 100% of its equity investment in Fjord Seafood ASA (Fjord) through a private placement by an investment banker to unknown third parties. This interest represents approximately 18.6 percent of Fjord's total outstanding shares. As a result of the transaction, Seaboard will receive net cash proceeds of approximately $37,273,000 and will recognize a gain of approximately $18,036,000, which includes approximately $3,537,000 of foreign currency translation gains previously recorded through other comprehensive income. The gain will not be subject to income tax.


Item 7. Financial Statements and Exhibits

(b)  Pro forma financial information:

The  investment  in Fjord Seafood ASA was accounted  for  by  Seaboard
using  the  equity  method.   Accordingly,  the  following  pro  forma
unaudited condensed consolidated financial statements of Seaboard reflect the pro forma impact of the disposition of its investment in Fjord on Seaboard's financial position and results of operations. The pro forma condensed consolidated statements of earnings are presented for the nine months ended September 27, 2003 and the year ended December 31, 2002, reflecting the pro forma adjustments as though the sale was consummated at the beginning of each period presented. A pro
forma  condensed  consolidated  balance  sheet  is  presented  as   of
September 27, 2003, reflecting pro forma adjustments as though the sale was consummated on that date. A description of each of the pro forma adjustments is included in the accompanying notes to the pro forma condensed consolidated financial statements. The following pro forma financial information is not necessarily indicative of the actual financial position or results of operations that would have resulted had the sale been consummated on the dates assumed, nor is it necessarily indicative of future operating results.


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                     SEABOARD CORPORATION AND SUBSIDIARIES
                  Pro Forma Condensed Consolidated Balance Sheet
                              September 27, 2003
                            (Thousands of dollars)
                                 (Unaudited)

                                                   Pro Forma
                                   Historical     Adjustments         Pro Forma

                    Assets

Cash and cash equivalents           $   25,903     $ 37,273    (1)  $   63,176
Receivables, net                       185,592            -            185,592
Inventories                            255,578            -            255,578
Other current assets                    85,069            -             85,069
Total current assets                   552,142       37,273            589,415

Investments in and advances to
  foreign affiliates                    66,771      (21,165)   (2)      45,606

Net long-term assets                   649,838            -            649,838
Total assets                        $1,268,751     $ 16,108         $1,284,859

    Liabilities and Stockholders' Equity

Total current liabilities              334,551            -            334,551

Long-term debt, less current
  maturities                           313,888            -            313,888
Other long-term liabilities            119,726            -            119,726
Total non-current and deferred
   liabilities                         433,614            -            433,614

Minority interest                        5,995            -              5,995

Stockholders' equity:
 Common stock of $1 par value,
   Authorized 4,000,000 shares;
   issued and outstanding 1,255,054
    shares                               1,255            -              1,255
 Accumulated other comprehensive
   loss                                (58,237)      (2,638)   (3)     (60,875)
 Retained earnings                     551,573       18,746    (4)     570,319
Total stockholders' equity             494,591       16,108            510,699
Total liabilities and stockholders'
 equity                             $1,268,751     $ 16,108         $1,284,859



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                      SEABOARD CORPORATION AND SUBSIDIARIES
               Pro Forma Condensed Consolidated Statements of Earnings
                       Nine months ended September 27, 2003
                  (Thousands of dollars except per share amounts)
                                   (Unaudited)

                                          Historical               Pro Forma
                                        September 27,  Pro Forma  September 27,
                                            2003      Adjustments     2003

Net sales                                 $1,433,167    $     -     $1,433,167
Cost of sales and operating
  expenses                                 1,316,421          -      1,316,421
      Gross income                           116,746          -        116,746
Selling, general and administrative
  expenses                                    80,638          -         80,638
      Operating income                        36,108          -         36,108

Other income (expense):
   Interest expense                          (20,393)         -        (20,393)
   Interest income                             2,037          -          2,037
   Loss from foreign affiliates              (20,932)    16,256 (5)     (4,676)
   Minority interest                            (452)         -           (452)
   Foreign currency loss, net                 (7,015)         -         (7,015)
   Miscellaneous, net                          6,780          -          6,780
      Total other income (expense), net      (39,975)    16,256        (23,719)
Earnings (loss) before income taxes and
   cumulative effect of changes in
   accounting principles                      (3,867)    16,256         12,389
Income tax benefit                             1,856          -          1,856
Earnings (loss) before cumulative effect
   of changes in accounting principles        (2,011)    16,256         14,245

Net earnings (loss) per common share:
Earnings (loss) per share before cumulative
  effect of changes in accounting
  principles                              $    (1.60)  $  12.95     $    11.35

Dividends declared per common share       $     2.25   $      -     $     2.25
Average number of shares outstanding       1,255,054                 1,255,054


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                      SEABOARD CORPORATION AND SUBSIDIARIES
               Pro Forma Condensed Consolidated Statements of Earnings
                          Year ended December 31, 2002
                    (Thousands of dollars except per share amounts)
                                   (Unaudited)

                                          Historical               Pro Forma
                                         December 31,  Pro Forma  December 31,
                                            2002      Adjustments    2002

Net sales                                 $1,829,307   $      -     $1,829,307
Cost of sales and operating expenses       1,679,264          -      1,679,264
      Gross income                           150,043          -        150,043
Selling, general and administrative
  expenses                                   102,918          -        102,918
      Operating income                        47,125          -         47,125

Other income (expense):
   Interest expense                          (22,659)         -        (22,659)
   Interest income                             5,887          -          5,887
   Loss from foreign affiliates              (16,826)    10,158 (5)     (6,668)
   Minority interest                          (1,087)         -         (1,087)
   Foreign currency loss, net                (17,143)         -        (17,143)
   Miscellaneous, net                         (4,939)         -         (4,939)
      Total other income (expense), net      (56,767)    10,158        (46,609)
Earnings (loss) before income taxes           (9,642)    10,158            516
Income tax benefit                            23,149          -         23,149
Net earnings (loss)                       $   13,507   $ 10,158     $   23,665


Earnings per common share                 $     9.38   $   7.06     $    16.44
Dividends declared per common share       $     2.50   $      -     $     2.50
Average number of shares outstanding       1,439,753                 1,439,753

                 SEABOARD CORPORATION AND SUBSIDIARIES
      Notes to Pro Forma Condensed Consolidated Balance Sheet and
        Pro Forma Condensed Consolidated Statements of Earnings


  1) Adjustment reflects the net cash proceeds from the sale of Seaboard's investment in Fjord of $37,273,000.

  2) Adjustment eliminates the balance of Seaboard's investment in Fjord as of September 27, 2003.

  3) Adjustment eliminates the amount of foreign currency translation adjustment included in accumulated other comprehensive income related to Seaboard's investment in Fjord as of September 27, 2003. During the fourth quarter of 2003, Seaboard will record an additional foreign currency translation adjustment of $899,000 resulting in total accumulated other comprehensive income of $3,537,000 related to its investment in Fjord immediately prior to the sale.

  4) Adjustment reflects the amount of gain that would have been recognized by Seaboard had the investment in Fjord been sold on September 27, 2003 compared to the actual amount of gain of $18,036,000 which difference of $710,000 represents Seaboard's share of Fjord's earnings to be recorded by Seaboard during the fourth quarter of 2003.

  5) Adjustment eliminates from consolidated results Seaboard's share of Fjord's losses recognized in the Condensed Consolidated Statements of Earnings for the applicable time periods. No adjustment has been made with respect to the use of proceeds.


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                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                           DATE:  December 5, 2003

                           Seaboard Corporation

                           by: /s/ Robert L. Steer
                               Robert L. Steer, Senior Vice President,
                               Treasurer and Chief Financial Officer

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